UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2012

CENTRAL BANCORP, INC.
(Exact Name Of Registrant As Specified In Charter)

Massachusetts	0-25251	04-3447594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Highland Avenue, Somerville, Massachusetts 02144
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 628-4000

Not Applicable
(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 22, 2012, Independent Bank Corp. (“Independent”), the parent company of Rockland Trust Company, and Central Bancorp, Inc., (“Central”) the parent company of Central Bank, jointly reported the following in connection with the proposed merger of Central with and into Independent (the “Merger”):

•	All regulatory approvals relating to the Merger have been received and applicable regulatory waiting periods have expired as of October 19, 2012.

•
The deadline for Central shareholders to elect the form of merger consideration they wish to receive in connection with the Merger is 5:00 p.m., Eastern Time on November 1, 2012 (the “Election Deadline”).  As previously announced, Central shareholders can elect, for each share of Central common stock held, either cash, Independent common stock, or a combination of cash and Independent common stock.  All elections will be subject to proration to the extent necessary to ensure that 60% of the outstanding shares of Central are exchanged for  Independent common stock and 40% of the outstanding shares of Central are exchanged for cash.  To make an election, Central shareholders must deliver to Computershare Trust Company, N.A., the exchange agent for the Merger, prior to the Election Deadline, a properly completed election form and related letter of transmittal, together with their Central stock certificates or confirmation of book-entry transfer, or a properly completed notice of guaranteed delivery.  Central shareholders should refer to the election materials and letter of transmittal that were mailed to Central shareholders on or about October 3, 2012 for additional information and detailed instructions regarding the merger consideration election and letter of transmittal procedure.

•
The final exchange ratio to be used in determining the number of shares of Independent common stock that will be issued to Central shareholders electing to receive stock consideration in the Merger (or receiving stock consideration as a result of the pro ration described above) has been determined in accordance with the merger agreement to be 1.0533 shares of Independent common stock in exchange for each share of Central common stock.

•	The Merger is anticipated to close on or about November 9, 2012.

A copy of the joint press release is attached to this Report as Exhibit 99.1 and is furnished herewith.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

         Number     Description

          99.1        Joint Press Release dated October 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL BANCORP, INC.

Date: October 23, 2012	By:	/s/ John D. Doherty
John D. Doherty
Chairman and Chief Executive Officer